FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CENTURY LABORATORIES, INC.
(Name of registrant as specified in its charter)

Delaware                 72-0510027
(State of Incorporation) (IRS Employer identification number)

730 2nd Street
Santa Rosa, CA 99402-3588
(Address of principal executive officers)(zip code)
Issuers's telephone number (707)935-6945

Consultant Compensation Plan
(Full title of plan)

Samuel Wierdlow, Inc.
3422 Old Capital Trail # 584
Wilmington, DE 19808
Telephone (302) 777-1642

Name, address and telephone number
of agent for service

copy to:

Lance N. Kerr Law Office
155 W. Washington Blvd. # 1005
Los Angeles, CA 90015
(213) 741-1790



Calculation of Registration Fee
----------------

                           Proposed          Proposed
Title of                   Maximum      Minimum        Amount of
Securities to   Amount to       Offering Price Aggregate         Registration
Registered   Be Registered      Per Share (3)  Offering Price(3) Fee
------------------------------------------------------------------------------

Common Stock
($.001) par value
Per share      1,000,000    $ 0.24        $ 240,000         $ 22.08

..
(1)  Pursuant to Rule 416, the number of shares registered shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution
provisions of stock options, and anti-dilution adjustments to the amount of shares of Common Stock issuable pursuant to stock options exercised thereafter.

(2) Represents 360,000 shares to be issued pursuant to the informal consulting .compensation plan of Registrant and includes re-offers of such shares.

(3) Estimate solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h), based upon the average of the bid and asked price of common stock


PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
          Omitted as permitted.

Item 2.   Registrant information and Employee Plan Annual
          Information
          Not applicable

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Century Laboratories, Inc.
(The"Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
      ("Exchange Act").
     (b)  All other reports filed by the Company pursuant to
     Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 2001.

     All reports or other documents subsequently filed by the Company pursuant to Section 13(a), 13(c) 14 or 15(d) of the
Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports or documents.

Item 4.  Description of Securities.

       Not applicable.

Item 5.   Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Bylaws provide for indemnification (to the full extent permitted by law) of directors, officers, and other agents of the Company against expenses, judgments, fines and amounts paid in settlement actually and reasonable incurred in connection with any proceedings arising by reason of the fact that such person is or was an officer, director, or agent of the Company. The Delaware law generally provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses judgments, fines, settlement, and other amounts under certain circumstances.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

1.   Opinion and Consent of Lance N. Kerr, Esq.

2.   Consent of Lance N. Kerr, Esq. (Included in Exhibit 1)

3.   Consent of Malone & Bailey, PLLC

Item 9.   Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  to include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933, as amended
          (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent\ a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to The plan of distribution not previously disclosed in the Registration statement or any material change to such Information in the registration statement;



     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on June 7, 2002.


                               CENTURY LABORATORIES, INC.


                                    By: /s/ Robert Bryan
                                       --------------------------

                                 President/Chief Executive
                                 Officer, Chief Financial Officer
                                 and Director





                               INDEX TO EXHIBITS


    EXHIBIT

       1          Opinion and Consent of Lance N. Kerr, Esq.

       2          Consent of Lance n. Kerr, Esq.
                   (Included in Exhibit 1)

       3          Consent of Malone & Bailey, PLLC






                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report on Century Laboratories, Inc. dated February 22, 2002, set forth in the Annual Report on Form 10-KSB for the year ended December 31, 2001 and the seven months ended December 31, 2000.

         Very truly yours,

         /s/ MALONE & BAILERY, PLLC
         MALONE & BAILEY, PLL
         Houston, TX

         June 10, 2002








                        LANCE N. KERR, ESQ.
                 155 W. Washington Blvd. # 1005
                     Los Angeles, CA 90015
                Tel. 213.741.1790 Fax. 213.741.1792
                                 Attorney at Law



June 7, 2002


Century Laboratories, Inc.
730 2nd Street
Santa Rosa, CA 99402-3588


RE: Registration Statement on Form S-8

Gentleman:

At your request, we have examined the Registration Statement on Form S-8 together with exhibits thereto to be filed by you relating to the registration of 1,000,000 shares at common stock, $0.001 par value per share (the "Common Stock"), issuable in connection with Century Laboratories, Inc. a Delaware Corporation (the "Company") Consultant Compensation Plan ("Plan"). We are familiar with the proceedings taken, and to be taken, by the Company in connection with the issuance of shares of Common Stock under the Plan and authorization of such issuance, thereunder and have examined such documents and such questions of law and fact as we deem necessary in order to express the opinion hereinafter stated.

Based on the foregoing, it is our opinion that the shares of Common Stock of the Company to be issued pursuant to the Plan have been duly authorized, and that such Common Stock, when issued in accordance with the terms of the Plan, will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the titling of this opinion as an exhibit to the above referenced Registration Statement.



Very truly yours,


/s/ Lance N. Kerr


LANCE N. KERR, ESQ.